As filed  with the Securities and Exchange Commission on October 30, 2000.
                                Registration No. 333-33896 and 333-33896-01
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            ____________________

                               POST-EFFECTIVE
                              AMENDMENT NO. 10
                                     ON
                                  FORM S-3
                                     TO
                                  FORM S-4
                           Registration Statement
                                   Under
                         The Securities Act of 1933
                           _______________________

           NEW NISOURCE INC.                      NISOURCE INC.
     (Exact name of registrant as          (Exact name of registrant as
       specified in its charter)            specified in its charter)

               DELAWARE                              INDIANA
    (State or other jurisdiction of      (State or other jurisdiction of
    incorporation or organization)        incorporation or organization)

              35-2108964                            35-1719974
            (I.R.S employer                      (I.R.S employer
        identification number)                identification number)

                            801 East 86th Avenue
                         Merrillville, Indiana 46410
                               (219) 853-5200
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                               Stephen P. Adik
                            801 East 86th Avenue
                         Merrillville, Indiana 46410
                               (219) 853-5200
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                              WITH A COPY TO :
                            Frederick L. Hartmann
                            Schiff Hardin & Waite
                              6600 Sears Tower
                        Chicago, Illinois 60606-6473
                               (312) 258-5500
                         ___________________________





   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE MERGER DESCRIBED IN THE EXPLANATORY NOTE BELOW HAS BEEN COMPLETED AND THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             CALCULATION OF REGISTRATION FEE

                                                                         Proposed             Proposed
                                                         Amount           maximum             maximum           Amount of
                 Title of each class of                  to be        offering price         aggregate        registration
               securities to be registered             registered      per share (1)     offering price (1)        fee
               ---------------------------             ----------      -------------     -----------------    ------------
       Common Shares, $.01 par value (including          13,600             (1)                 (1)                (1)
       associated preferred share purchase rights)
       of New NiSource Inc.

   (2) A registration fee with respect to these shares was previously paid in connection with the filing by New NiSource Inc. and NiSource Inc. of the Registration Statement on Form S-4 (File No. 333-33896), which was declared effective April 24, 2000. See
        Explanatory Note below.

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.





                              EXPLANATORY NOTE

        New NiSource Inc. (the "Company") and NiSource Inc. ("Old NiSource") hereby amend their Registration Statement on Form S-4 (File No. 333-33896), effective _____, 2000 by filing this Post-Effective Amendment No. 10 on Form S-3 relating to 13,600 common shares of the Company, $.01 par value per share (including associated preferred purchase rights) (the "Common Shares") issuable under the NiSource Inc. Nonemployee Director Stock Incentive Plan (the "Plan").

        On or about November 1, 2000, the mergers of Old NiSource and Columbia Energy Group ("Columbia") (the "Merger") are expected to be completed. Upon completion of the Merger, Columbia will be a wholly-owned subsidiary of the Company and Old NiSource will be merged into the Company. Pursuant to the Merger Agreement, the Company, Old NiSource and Columbia have taken the necessary actions to cause the Common Shares to be issuable under the Plan when the Merger is completed. Accordingly, Old NiSource's common shares will no longer be issuable under the Plan.

        This Registration Statement relates to 13,600 Common Shares registered on the Form S-4 that are not being issued at the time of the Merger and that are issuable under the Plan on and after the Merger.





               SUBJECT TO COMPLETION - DATED OCTOBER 30, 2000

   PROSPECTUS


                              NEW NISOURCE INC.

                                13,600 Shares
                        Common Shares, $.01 Par Value

           NISOURCE INC. NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

        This Prospectus relates to common shares of New NiSource Inc. which may be offered and sold under the NiSource Inc. Nonemployee Director Stock Incentive Plan (the "Plan") to Plan participants who ceased to be employees of New NiSource Inc. and its subsidiaries on or prior to November __, 2000.

        Our common shares are traded on the New York Stock Exchange under the symbol "NI". On October 26, 2000, the closing sale price of the common shares on the New York Stock Exchange was $24 per share.

        The mailing address and telephone number of New NiSource's principal executive offices are: 801 East 86th Avenue, Merrillville, Indiana 46410, telephone number (219) 853-5200.

        This Prospectus should be retained for future reference.

                 __________________________________________

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 __________________________________________

              The date of this Prospectus is November __, 2000

   The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

   You should rely only on the information provided or incorporated by reference in this Prospectus. The information in this Prospectus is accurate as of the date on these documents, and you should not assume that it is accurate as of any other date.





                              TABLE OF CONTENTS

                                                                     Page
                                                                     ----

   THE COMPANY.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

   WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . .  6

   PROSPECTUS FOR THE NISOURCE INC. NONEMPLOYEE DIRECTOR STOCK
        INCENTIVE PLAN . . . . . . . . . . . . . . . . . . . . . . . .  8

   SUPPLEMENTAL INFORMATION TO THE NISOURCE INC. NONEMPLOYEE
        DIRECTOR STOCK INCENTIVE PLAN  . . . . . . . . . . . . . . . .  8
        MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
        GENERAL DESCRIPTION OF PLAN  . . . . . . . . . . . . . . . . .  9
        SHARES SUBJECT TO AWARDS UNDER THE PLAN  . . . . . . . . . . .  9
        RIGHTS UNSECURED . . . . . . . . . . . . . . . . . . . . . . .  9
        FEDERAL INCOME TAX OBLIGATIONS . . . . . . . . . . . . . . . .  9
        REPORTS TO GRANTEES  . . . . . . . . . . . . . . . . . . . . . 10

   NISOURCE INC. NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN . . . . .   12

   ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION  . . . . . . . . . 12
             1.1  Establishment of the Plan  . . . . . . . . . . . . . 12
             1.2  Purpose of the Plan  . . . . . . . . . . . . . . . . 12
             1.3  Duration of the Plan . . . . . . . . . . . . . . . . 12

   ARTICLE 2.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . 13

   ARTICLE 3.  ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . 14
             3.1  The Board of Directors . . . . . . . . . . . . . . . 14
             3.2  Administration by the Board  . . . . . . . . . . . . 15
             3.3  Decisions Binding  . . . . . . . . . . . . . . . . . 15

   ARTICLE 4.  SHARES SUBJECT TO THE PLAN  . . . . . . . . . . . . . . 15
             4.1  Number of Shares . . . . . . . . . . . . . . . . . . 15
             4.2  Lapsed Awards  . . . . . . . . . . . . . . . . . . . 15
             4.3  Adjustments in Authorized Shares . . . . . . . . . . 15

   ARTICLE 5.  ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . 16
             5.1  Eligibility  . . . . . . . . . . . . . . . . . . . . 16
             5.2  Actual Participation . . . . . . . . . . . . . . . . 16

   ARTICLE 6.  RESTRICTED STOCK  . . . . . . . . . . . . . . . . . . . 16
             6.1  Initial Grant of Restricted Stock  . . . . . . . . . 16
             6.2  Future Grants of Restricted Stock  . . . . . . . . . 17
             6.3  Restricted Stock Award Agreement . . . . . . . . . . 17
             6.4  Transferability  . . . . . . . . . . . . . . . . . . 17
             6.5  Other Restrictions . . . . . . . . . . . . . . . . . 17
             6.6  Certificate Legend . . . . . . . . . . . . . . . . . 17
             6.7  Vesting  . . . . . . . . . . . . . . . . . . . . . . 17

             6.8  Termination of Directorship  . . . . . . . . . . . . 18
             6.9  Voting Rights  . . . . . . . . . . . . . . . . . . . 18
             6.10 Dividends and Other Distributions  . . . . . . . . . 18

   ARTICLE 7.  NONQUALIFIED STOCK OPTIONS  . . . . . . . . . . . . . . 19
             7.1  Potential Grants of Options  . . . . . . . . . . . . 19
             7.2  Option Award Agreement . . . . . . . . . . . . . . . 19
             7.3  Option Price . . . . . . . . . . . . . . . . . . . . 19
             7.4  Duration of Options  . . . . . . . . . . . . . . . . 19
             7.5  Vesting of Shares Subject to Option  . . . . . . . . 19
             7.6  Termination of Directorship  . . . . . . . . . . . . 20
             7.7  Payment  . . . . . . . . . . . . . . . . . . . . . . 20
             7.8  Restrictions on Share Transferability  . . . . . . . 21
             7.9  Nontransferability of Options  . . . . . . . . . . . 21

   ARTICLE 8.  CHANGE IN CONTROL . . . . . . . . . . . . . . . . . . . 21

   ARTICLE 9.  AMENDMENT, MODIFICATION, AND TERMINATION  . . . . . . . 21
             9.1  Amendment, Modification, and Termination . . . . . . 21
             9.2  Awards Previously Granted  . . . . . . . . . . . . . 22

   ARTICLE 10. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . 22
             10.1 Gender and Number  . . . . . . . . . . . . . . . . . 22
             10.2 Severability . . . . . . . . . . . . . . . . . . . . 22
             10.3 Indemnification  . . . . . . . . . . . . . . . . . . 22
             10.4 Beneficiary Designation  . . . . . . . . . . . . . . 23
             10.5 No Right of Nomination . . . . . . . . . . . . . . . 23
             10.6 Shares Available . . . . . . . . . . . . . . . . . . 23
             10.7 Additional Compensation  . . . . . . . . . . . . . . 23
             10.8 Successors . . . . . . . . . . . . . . . . . . . . . 23
             10.9 Requirements of Law  . . . . . . . . . . . . . . . . 23
             10.10     Governing Law . . . . . . . . . . . . . . . . . 24

   LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . 27

   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . 27

   PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . 27

   DESCRIPTION OF COMMON SHARES  . . . . . . . . . . . . . . . . . . . 27

   EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

   LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

                                 THE COMPANY

        On November __, 2000, New NiSource Inc. (the "Company"), a new company formed by NiSource Inc. ("NiSource"), completed the acquisition by merger of Columbia Energy Group ("Columbia").
   Effective November __, 2000, the Company changed its name to "NiSource Inc." Upon completion of the merger, Columbia became a wholly-owned subsidiary of the Company, and the Company continues the businesses conducted by NiSource and Columbia prior to the merger. The fiscal year of the Company will end on December 31 of each year. The Company is a Delaware corporation with its corporate headquarters in Merrillville, Indiana.

        The Company is a super-regional energy and utility-based holding company that provides natural gas, electricity, water and energy related services for residential, commercial and industrial uses through a number of regulated and non-regulated subsidiaries. The Company has over 3.6 million gas and electric customers located primarily in nine states and is the leading gas competitor within the key energy corridor between the Gulf Coast and the Northeast. The Company is a registered holding company under the Public Utility Holding Company Act of 1935. The Company's principal executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, and its telephone number is (219) 853-5200.

        NATURAL GAS. The Company's gas business is comprised of regulated gas utilities and gas transmission companies that operate in nine states. The Company is the largest gas company east of the Rockies based on customers, and has the nation's second largest volume of gas sales with 911 million cubic feet per day.

        Through its wholly-owned subsidiary, Columbia Energy Group, the Company owns five distribution subsidiaries that provide natural gas services to nearly 2.1 million residential commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland. The Company also distributes natural gas to approximately 751,000 customers in northern Indiana through three subsidiaries: Northern Indiana Public Service Company, Kokomo Gas and Fuel Company and
   Northern Indiana Fuel and Light Company, Inc.    Additionally, the
   Company's subsidiaries, Bay State Gas Company and Northern Utilities, Inc. distribute natural gas to more than 320,000 customers in the areas of Brockton, Lawrence and Springfield, Massachusetts, Lewiston and Portland, Maine, and Portsmouth, New Hampshire.

        The Company's subsidiaries Columbia Gas Transmission Corporation and Columbia Gulf Transmission Company own and operate an interstate pipeline network of approximately 16,250 miles extending from offshore in the Gulf of Mexico to Lake Erie, New York and the eastern seaboard.
    Together, Columbia Gas Transmission and Columbia Gulf serve customers in 15 northeastern, mid-Atlantic, midwestern, and southern states and the District of Columbia. In addition, Columbia Gas Transmission operates one of the nation's largest underground natural gas storage systems. Columbia Gas Transmission is also participating in the proposed 442-mile Millennium Pipeline Project that has been submitted to the FERC for approval. As proposed, the project will transport approximately 700,000 Mcf of natural gas per day from the Lake Erie region to eastern markets.

        The Company's wholly-owned subsidiary, Crossroads Pipeline Company, owns and operates a 201-mile, 20 inch diameter interstate pipeline extending from the northwestern corner of Indiana (near the border with Chicago) eastward into Ohio. Another wholly-owned Company subsidiary, Granite State Transmission, owns and operates a 105-mile, 6 to 12 inch diameter interstate pipeline that extends from Haverhill, Massachusetts in a northeasterly direction to Maine. In addition to the Crossroads and Granite State pipelines, the Company owns a 19% share of Portland Natural Gas Transmission System, a 292-mile pipeline built to bring Canadian gas from New Brunswick into Maine, New Hampshire and Massachusetts in order to increase the gas supply to the region.

        ELECTRICITY. The Company generates and distributes electricity to the public through its subsidiary Northern Indiana Public Service Company. Northern Indiana provides electric service to approximately 426,000 customers in 30 counties in the northern part of Indiana, with an area of approximately 12,000 square miles and a population of approximately 2.2 million. In addition, the Company develops unregulated power projects through its subsidiary, Primary Energy, Inc. Primary Energy works with industrial customers in managing the engineering, construction, operation and maintenance of "inside the fence" cogeneration plants that provide cost-effective, long-term sources of energy for energy-intensive facilities.

        WATER. Through its wholly-owned subsidiary IWC Resources Corporation and its subsidiaries, the Company supplies water to residential, commercial and industrial customers and for fire protection service in Indianapolis, Indiana and surrounding areas.

        NON-REGULATED ENERGY SERVICES. The Company provides non-regulated energy services through its wholly-owned subsidiary Energy USA, Inc. Through its subsidiaries and investments, Energy USA provides to customers in 22 states a variety of energy-related services, including gas marketing and asset management services, pipeline construction and underground utility locating and marking services. The Company expanded its gas marketing and trading operations with the April 1999 acquisition of TPC Corporation, now renamed Energy USA-TPC Corp., a natural gas asset management company. Through Columbia, it also owns Columbia Energy Resources, Inc., an exploration and production subsidiary that explores for, develops, gathers and produces natural gas and oil in Appalachia and Canada. In addition, the Company has invested in a number of distributed generation technologies, including fuel cells and microturbine ventures.

        In the merger, NiSource shareholders received one common share of the Company, par value $.01 per share, ("Common Share") for each of their NiSource common shares. Accordingly, each NiSource common share issuable with respect to any award under the Plan has been converted into one Common Share of the Company.

         ALL REFERENCES IN THE PLAN AND THE PROSPECTUS TO NISOURCE ARE NOW REFERENCES TO THE COMPANY, AND ALL REFERENCES IN THE PLAN AND THE PROSPECTUS TO NISOURCE COMMON SHARES ARE NOW REFERENCES TO COMPANY COMMON SHARES. EXCEPT AS DESCRIBED BELOW, ALL OF THE TERMS OF THE PLAN WILL CONTINUE TO APPLY.


                     WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

   1. The Annual Report on Form 10-K of NiSource for the fiscal year ended December 31, 1999;

   2. The Annual Report on Form 10-K and Form 10-K/A of Columbia for the fiscal year ended December 31, 1999;

   3. The Quarterly Reports on Form 10-Q of NiSource for the quarterly periods ended March 31, 2000 and June 30, 2000;

   4. The Quarterly Reports on Form 10-Q of Columbia for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000;

   5. The Current Reports on Form 8-K of NiSource dated February 14, 2000, February 24, 2000, March 3, 2000, April 3, 2000, April 25,
        2000, June 13, 2000, September 1, 2000 and September 13, 2000;

   6. The Current Reports on Form 8-K of Columbia dated January 25, 2000, April 13, 2000, May 3, 2000, May 12, 2000, May 22, 2000,
        June 2, 2000, June 15, 2000 and July 14, 2000;

   7. The description of our Common Shares contained in our Joint Proxy Statement / Prospectus dated April 24, 2000;

   8. The description of our Rights contained in our Joint Proxy Statement / Prospectus dated April 24, 2000; and

   9.   The description of our SAILS contained in our Joint Proxy
        Statement / Prospectus dated April 24, 2000.

        You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

        New NiSource Inc.
        801 East 86th Avenue
        Merrillville, Indiana 46410
        (219) 853-5200

        You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.
   You should not assume that the information is this prospectus is accurate as of any date other than the date on the front of the document.

           PROSPECTUS FOR THE NISOURCE INC. NONEMPLOYEE DIRECTOR
                            STOCK INCENTIVE PLAN


        The prospectus includes (i) the Supplemental Information to the NiSource Inc. Nonemployee Director Stock Incentive Plan, and (ii) the NiSource Inc. Nonemployee Director Stock Incentive Plan document.

        NOTE: REFERENCES IN THE PROSPECTUS TO NISOURCE AND NISOURCE COMMON SHARES NOW REFER TO THE COMPANY AND THE COMPANY'S COMMON SHARES.

          NISOURCE INC. NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

                          SUPPLEMENTAL INFORMATION

        The NiSource Inc. Nonemployee Director Stock Incentive Plan (the "Plan"), attached hereto, and the Supplemental Information set forth below constitute part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

   MERGER

        On November __, 2000, New NiSource Inc. (the "Company"), a new company formed by NiSource Inc. ("NiSource") completed the acquisition by merger of Columbia Energy Group ("Columbia").
   Effective November __, 2000, the Company changed its name to "NiSource Inc." Upon completion of the merger, Columbia became a wholly-owned subsidiary of the Company, and the Company continues the businesses conducted by NiSource and Columbia prior to the merger. The fiscal year of the Company will end on December 31 of each year. The Company is a Delaware corporation with its corporate headquarters in Merrillville, Indiana. All references in the Plan and the Summary Plan Description to NiSource common shares are now references to common shares of the Company, par value $.01 per share ("Common Shares").

        In the merger, each NiSource common share was converted into the right to receive one Common Share of the Company. All unvested NiSource stock options outstanding under the Plan as of __________, 2000, became fully vested as of November __, 2000. Each outstanding NiSource stock option has been converted into an option to purchase a number of the Company's Common Shares equal to the number of NiSource common shares that would have been obtained before the merger upon the exercise of the option. The exercise price per share of each Company option after the merger is equal to the exercise price per share of each NiSource option before the merger. For example, if following the merger a participant exercises an option granted under the Plan prior to the merger for 100 NiSource common shares, then upon payment of the exercise price, he will receive 100 Company Common Shares.

        Except as described above, all of the terms of the Plan will continue to apply.

   GENERAL DESCRIPTION OF THE PLAN
   -------------------------------

        The Plan is a stock based plan providing for the grant of nonqualified stock options ("Options") and restricted stock of the Company ("Restricted Stock") to nonemployee directors of the Company ("Nonemployee Directors"). The purpose of the Plan is to promote the achievement of the Company's long-term objectives by linking the personal interests of the Nonemployee Directors to those of Company shareholders, and to attract and retain Nonemployee Directors of outstanding competence.

        The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

        Additional information about the Plan and its administrators is available upon request from the Director, Compensation and Benefits, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410 (Telephone: (219) 853-5200).

   SHARES SUBJECT TO AWARDS UNDER THE PLAN
   ---------------------------------------

        The Company has registered 13,600 Common Shares for issuance under the Plan after the merger date to Plan participants who cease to be employees of New NiSource Inc. and its subsidiaries on or prior to November __, 2000. Such shares may be either authorized but unissued shares or treasury shares.

   RIGHTS UNSECURED
   ----------------

        No person or entity shall have any right to receive a benefit or award under the Plan except in accordance with the Plan. The right of a grantee or his or her beneficiary to receive a distribution under the Plan is an unsecured claim against the general assets of the Company and neither a grantee nor his or her beneficiary has any rights against any specific assets of the Company.

   FEDERAL INCOME TAX OBLIGATIONS
   ------------------------------

        The following discussion of federal income tax obligations of persons receiving awards under the Plan is based on the federal income tax laws currently in effect.

        OPTIONS
        -------

        Under federal income tax law as currently in effect, nonqualified stock options without an ascertainable fair market value do not require a grantee to recognize income at the time of grant. However, upon the exercise of a nonqualified stock option, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares (i.e., the closing price of the Common Shares on the New York Stock Exchange on the trading day immediately preceding the exercise date) over the aggregate exercise price. For this purpose, the date as of which income is recognized is the date of exercise. The Company will be entitled to a deduction in connection with the grantee's exercise of a nonqualified stock option in an amount equal to the income recognized by the grantee, provided that the Company complies with applicable withholding requirements.

        The conversion of a NiSource option to a Company option as a result of the merger does not result in a taxable event to the grantee, or change the status of the option as a nonqualified stock option.

        RESTRICTED SHARES
        -----------------

        At the date of a grant of restricted shares, the grantee will not recognize income, and the Company will not be entitled to a deduction. The grantee will realize ordinary income equal to the fair market value of the Common Shares received when the restrictions on the Common Shares lapse and the grantee's interest in the Common Shares is no longer subject to a substantial risk of forfeiture. The Company may be entitled to a deduction with respect to the ordinary income realized by the grantee, subject to the limitations of Section 162(m) of the Internal Revenue Code.

        THE FOREGOING IS INCLUDED ONLY AS A SUMMARY OF POSSIBLE FEDERAL INCOME TAX CONSEQUENCES. A PERSON SHOULD CONSULT HIS OR HER TAX ADVISOR CONCERNING MATTERS COVERED BY THIS DISCUSSION AND THE POSSIBLE APPLICATION OF FOREIGN, STATE AND LOCAL TAX LAWS.

   REPORTS TO GRANTEES
   -------------------

   The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering up to 13,600 shares of its Common Shares, to be offered and sold under the Plan to Plan participants who ceased to be employees of NiSource and its subsidiaries on or prior to November __, 2000.

   The Company will provide, without charge, to each person eligible to participate in the Plan, upon written or oral request, (i) a copy of any of the documents which are incorporated by reference in the Registration Statement, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) and (ii) a copy of its Annual Report to Shareholders for its most recent fiscal year. The documents incorporated by reference in the Registration Statement are hereby specifically incorporated by reference in this Prospectus. Requests for copies of such documents should be directed to the Director, Compensation and Benefits, at New NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone number (219) 853-5200.

   NOTE: REFERENCES IN THE PLAN TO NISOURCE AND NISOURCE COMMON SHARES NOW REFER TO THE COMPANY AND THE COMPANY'S COMMON SHARES.

                            NONEMPLOYEE DIRECTOR
                            STOCK INCENTIVE PLAN
                           NIPSCO Industries, Inc.

            (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 1, 1998)

        WHEREAS, NIPSCO Industries, Inc. (the "Company") adopted the NIPSCO Industries, Inc. Nonemployee Director Stock Incentive Plan, effective February 1, 1992, as last amended effective December 16, 1997; and

        WHEREAS, pursuant to Section 9.1 of the Plan, the Company wishes to amend the Plan in certain respects and restate it in a single document;

        NOW THEREFORE, the Plan is hereby amended and restated, effective February 1, 1998, as follows:

              ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

        1.1 ESTABLISHMENT OF THE PLAN. NIPSCO Industries, Inc. hereby establishes an incentive compensation plan to be known as the "NIPSCO Industries, Inc. Nonemployee Director Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Restricted Stock and Nonqualified Stock Options to Nonemployee Directors, subject to the terms and provisions set forth herein.

        Upon approval by the Board of Directors of the Company, subject to ratification within twelve (12) months by an affirmative vote of a majority of Shares present and entitled to vote at the April 8, 1992 annual shareholders meeting at which a quorum was present, the Plan became effective as of February 1, 1992 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

        1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of Company shareholders, and to attract and retain Nonemployee Directors of outstanding competence.

        1.3 DURATION OF THE PLAN. The Plan commenced on February 1, 1992 and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 9 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after April 30, 2002.

                           ARTICLE 2.  DEFINITIONS

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

        (a) "Award" means, individually or collectively, a grant of Restricted Stock or Nonqualified Stock Options under the Plan.

        (b) "Award Agreement" means an agreement entered into by and between the Company and a Nonemployee Director, setting forth the terms and provisions applicable to an Award granted under the Plan.

        (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        (d) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the Plan.

        (e) "Change in Control" of the Company shall be deemed to have occurred if any one of the occurrences of "Change in Control" set forth in the Change in Control and Termination Agreements between the Company and certain executive officers thereof shall have been satisfied.

        (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (g) "Company" means NIPSCO Industries, Inc., an Indiana corporation, or any successor thereto as provided in Section
             10.8 herein.

        (h) "Director" means any individual who is a member of the Board of Directors of the Company.

        (i) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

        (j) "Employee" means any full-time, nonunion, salaried employee of the Company. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director, shall not be deemed to be an Employee.

        (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        (1) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the mean between the highest and lowest quoted selling prices on the nearest day before the nearest day after the relevant date, as reported in THE WALL STREET JOURNAL or a similar publication selected by the Board.

        (m) "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee of the Company.

        (n) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 7 herein.

        (o) "Option" means a Nonqualified Stock Option granted under the Plan.

        (p) "Parent" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        (q) "Participant" means a Nonemployee Director of the Company who has outstanding a viable Award granted under the Plan.

        (r) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 6 herein.

        (s)  "Person" shall have the meaning ascribed to such term in
             Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
             Section 13(d).

        (t) "Restricted Stock" means an Award granted to a Nonemployee Director pursuant to Article 6 herein.

        (u) "Shares" means the common shares of NIPSCO Industries, Inc., without par value.


                         ARTICLE 3.  ADMINISTRATION

        3.1 THE BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company, subject to the restrictions set forth in the Plan.

        3.2 ADMINISTRATION BY THE BOARD. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Board have the power to determine Plan eligibility, or to determine the number, the value, the vesting period, or the timing, of Awards to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan). Notwithstanding the preceding sentence, the Board shall have the authority to designate whether an upcoming grant of Awards shall consist of Restricted Stock or Nonqualified Stock Options.

        3.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.


                   ARTICLE 4.  SHARES SUBJECT TO THE PLAN

        4.1  NUMBER OF SHARES.  Subject to adjustment as provided in
   Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed one hundred thousand (100,000) (two hundred thousand (200,000) after January 30, 1998).

        4.2 LAPSED AWARDS. If any Share of Restricted Stock or Share under an Option granted under the Plan terminates, expires, or lapses for any reason, any such Shares of Restricted Stock and any Shares subject to purchase pursuant to such Option, again shall be available for grant under the Plan. However, in the event that prior to the Award's termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Share subject to such Award shall not be made available for regrant under the Plan.

        4.3 ADJUSTMENTS IN AUTHORIZED SHARES. (i) Appropriate adjustments in the aggregate number of Shares issuable pursuant to the Plan, the number of Shares subject to each outstanding Award granted under the Plan and the option price with respect to Options, shall be made to give effect to any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares, whether through recapitalization, stock split, reverse stock split, spin-off, spin-out or other distribution of assets to stockholders, stock distributions or combinations of shares, payment of stock dividends, other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Board determines an adjustment is appropriate.

        (ii) In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or an acquisition by the Company of the stock or assets of any other corporation or corporations, there shall be substituted on an equitable basis, as determined by the Board in its sole discretion, for each Share then subject to the Plan, and for each Share then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Shares of the Company are entitled pursuant to such transaction.

        (iii) Without limiting the generality of the foregoing provisions of this paragraph, any such adjustment shall be deemed to have prevented any dilution or enlargement of a Participant's rights, if such Participant receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the Participant has not paid the applicable option price) to the rights the Participant would have received had he exercised his outstanding Award and become a shareholder of the Company immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Board, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.


                  ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

        5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Nonemployee Directors who are serving on the Board on the date of each scheduled grant under the Plan.

        5.2 ACTUAL PARTICIPATION. All eligible Nonemployee Directors shall receive grants of Restricted Stock and Options pursuant to the terms and provisions set forth in Articles 6 and 7 herein.


                        ARTICLE 6.  RESTRICTED STOCK

        6.1 INITIAL GRANT OF RESTRICTED STOCK. Each person who was a Nonemployee Director on the Effective Date was granted two hundred fifty (250) Shares of Restricted Stock for each year of service as a Nonemployee Director of the Company or its predecessor (The number of years of service was determined as of the date of the first annual meeting of shareholders of the Company following the Effective Date).

        6.2 FUTURE GRANTS OF RESTRICTED STOCK. Upon each election (or reelection, as applicable) of a Nonemployee Director to serve on the Board, such Nonemployee Director shall be granted one thousand (1,000) (two thousand (2000) after January 30, 1998) Shares of Restricted Stock, subject to the terms of the Plan. Each such grant shall be made as of the first day of the Board term of the newly-elected (or reelected, as applicable) Nonemployee Director, which begins immediately following such election (or reelection, as applicable).

        In the event that the Board properly designates (pursuant to Section 3.2 herein) that a scheduled Award grant will consist of Options rather than Restricted Stock, then such grant shall be governed by the terms and provisions of Article 7 herein, which shall in such event completely supersede and replace the terms and provisions of this Section 6.2.

        6.3 RESTRICTED STOCK AWARD AGREEMENT. Each Restricted Stock grant under the Plan shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Stock Shares granted, and such other provisions as the Board shall determine consistent with the Plan.

        6.4 TRANSFERABILITY. Except as provided in this Section 6.4, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock Award Agreement. However, in no event may any Shares of Restricted Stock granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. Prior to vesting, all rights with respect to Shares of Restricted Stock granted to a Nonemployee Director under the Plan shall be available during his or her lifetime only to such Director.

        6.5 OTHER RESTRICTIONS. The Board shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions imposed under
   Section 7.8 hereof. Any restriction imposed on Shares of Restricted Stock shall be included in a legend appearing on the certificates representing Shares of Restricted Stock.

        6.6 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 6.5 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

        "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the NIPSCO Industries, Inc. Nonemployee Director Stock Incentive Plan, and in a Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Secretary of NIPSCO Industries, Inc."

        6.7 VESTING. Except as otherwise provided in the Plan, all Shares of Restricted Stock granted under the Plan shall vest and become freely transferable by the Director according to the following schedule:

                                  Annual                Cumulative
         Anniversary          Percentage of           Percentage of
        of Grant Date        Shares Which Vest   Shares Which are Vested
        -------------        -----------------   -----------------------

              1                     20%                    20%
              2                     20%                    40%
              3                     20%                    60%
              4                     20%                    80%
              5                     20%                   100%


        Regardless of the vesting schedule set forth above, all Shares of Restricted Stock held by a Participant shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

        (a)  The completion of the vesting schedule set forth above; or

        (b)  The death of the Participant; or

        (c)  The Disability of the Participant; or

        (d)  The effective date of a Change in Control of the Company.

        Following vesting, each Director shall be entitled to have the legend required by Section 6.5 and/or Section 6.6 removed from his or her Share certificate.

        6.8 TERMINATION OF DIRECTORSHIP. In the event a Participant ceases to be a Director for any reason other than death or Disability, all Shares of Restricted Stock not vested as of the effective date of termination shall be forfeited and shall revert back to the Company (with no further vesting to occur). In the event a Participant ceases to be a Director by reason of death or Disability, all Shares of Restricted Stock granted under the Plan shall immediately vest one hundred percent (100%).

        6.9 VOTING RIGHTS. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to such Shares.

        6.10 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

                   ARTICLE 7.  NONQUALIFIED STOCK OPTIONS

        7.1 POTENTIAL GRANTS OF OPTIONS. In the event that the Board properly designates (pursuant to Section 3.2 herein) that a scheduled Award will consist of Options rather than Restricted Stock, then each eligible Nonemployee Director shall be granted an Option to purchase three thousand (3,000) (six thousand (6000) after January 30, 1998) Shares, subject to the terms and provisions of the Plan. A Nonemployee Director shall be deemed to be eligible for such an Option grant if the Director is elected (or reelected, as applicable) to serve on the Board pursuant to the shareholder vote for which such Award grant is applicable. Each such grant shall be made as of the first day of the Board term of the newly-elected (or reelected, as applicable) Nonemployee Director, which begins immediately following such election (or reelection, as applicable).

        7.2 OPTION AWARD AGREEMENT. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option, and such other provisions as the Board shall determine.

        7.3 OPTION PRICE. The purchase price per Share available for purchase under an Option shall equal the Fair Market Value of a Share on the date the Option is granted.

        7.4  DURATION OF OPTIONS.  Each Option shall expire on the tenth
   (10th) anniversary date of its grant.

        7.5 VESTING OF SHARES SUBJECT TO OPTION. Participants shall be entitled to exercise Options at any time and from time to time, but no sooner than the time period beginning six (6) months after the grant of the Option, and ending ten (10) years after grant of the Option, and according to the following vesting schedule:
                                 Annual               Cumulative
        Anniversary          Percentage of           Percentage of
       of Grant Date       Options Which Vest  Options Which are Vested
       -------------       ------------------  ------------------------

             1                    20%                     20%
             2                    20%                     40%
             3                    20%                     60%
             4                    20%                     80%
             5                    20%                    100%


   Regardless of the vesting schedule set forth in this Section 7.5, all Options held by a Participant shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

        (a)  The completion of the vesting schedule set forth above; or

        (b)  The death of the Participant; or

        (c)  The Disability of the Participant; or

        (d)  The effective date of a Change in Control of the Company.

        7.6 TERMINATION OF DIRECTORSHIP. In the event a Participant ceases to be a Director for any reason other than death or Disability, all Options not vested as of the effective date of termination shall be forfeited and shall revert back to the Company (with no further vesting to occur). All Options which are vested as of such date shall remain exercisable for six (6) months following the date the Director's service on the Board terminates, or until their expiration date, whichever period is shorter.

        To the extent an Option is exercisable immediately following the date of death (or immediately following the date that the Board determines that the definition of Disability is satisfied, as applicable), it shall remain exercisable at any time prior to its expiration date, or for one (1) year after the date of death (or after the date that the Board determines that the definition of Disability is satisfied, as applicable), whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. Options which vest pursuant to a Change in Control shall remain exercisable throughout their entire term.

        7.7 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price of the Shares for which the Option is being exercised (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or
   (c) by a combination of (a) and (b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

        As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

        7.8 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        7.9 NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable, during his lifetime, only by such Participant. Notwithstanding the preceding provisions of this Section, a Participant, at any time prior to his death, may assign all or any portion of an Option granted to him under the Plan to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant, or (iii) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event the spouse, lineal descendant, trustee or tax-exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option as set forth herein, and in the related Option Award Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Participant does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Board or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Board or its delegate on or prior to the effective date of the assignment.


                        ARTICLE 8.  CHANGE IN CONTROL

        In the event of a Change in Control of the Company, all Awards granted under the Plan that are still outstanding and not yet vested, shall become immediately one hundred percent (100%) vested in each Participant, as of the effective date of the Change in Control, and shall remain as such for the remaining life of the Award, as such life is provided herein, and within the provisions of the related Award Agreements. All Options that are outstanding as of the effective date of the Change in Control shall remain exercisable for the remaining lives of the Options.


            ARTICLE 9.  AMENDMENT, MODIFICATION, AND TERMINATION

        9.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms set forth in this Section 9.1, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount of securities to be awarded to Directors, the price of securities to be awarded to Directors, and the timing of awards to Directors, may not be amended more than once within any six (6) month period.

        Without the approval of the shareholders of the Company (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto) no such termination, amendment, or modification may:

        (a) Increase the total number or value of Shares which may be available for grants of Awards under the Plan, except as provided in Section 4.3 herein; or

        (b) Change the class of Participants eligible to participate in the Plan; or

        (c) Materially increase the cost of the Plan, or materially increase the benefits to Participants; or

        (d) Extend the maximum period after the date of grant during which Options may be exercised; or

        (e)  Change the provisions of the Plan regarding Option Price.

        9.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.


                          ARTICLE 10. MISCELLANEOUS

        10.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        10.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        10.3 INDEMNIFICATION. Each individual who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

        The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        10.4 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's vested Options following his or her death).
    Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).

        10.5 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders.

        10.6 SHARES AVAILABLE. The Shares made available pursuant to Awards under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

        10.7 ADDITIONAL COMPENSATION. Shares granted under the Plan shall be in addition to any annual retainer, attendance fees, or other compensation payable to each Participant as a result of his or her service on the Board.

        10.8 SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        10.9 REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        10.10 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.

                      FIRST AMENDMENT TO NISOURCE INC.
                      --------------------------------
                  NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
                  -----------------------------------------

        WHEREAS, NiSource Inc. (formerly NIPSCO Industries, Inc.)
   ("Company") adopted the NIPSCO Industries, Inc. Nonemployee Director Stock Incentive Plan, effective February 1, 1992, as last amended and restated effective February 1, 1998 ("Plan"); and

        WHEREAS, pursuant to Section 9.1 of the Plan, the Company deems it to be in its best interest to amend the Plan as described below;

        NOW, THEREFORE, the Plan is hereby amended, effective April 1, 1999, as follows:

        1. The Plan is renamed the NiSource Inc. Nonemployee Director Stock Incentive Plan;

        2. The second sentence of Section 6.7 is amended to read as follows:

             Regardless of the vesting schedule set forth above, all Shares of Restricted Stock held by a Participant shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

             (a) The completion of the vesting schedule set forth above;
             (b)  The death of the Participant;
             (c)  The Disability of the Participant;
             (d) The retirement of the Participant from service on the Board prior to death or Disability and after attaining the age of seventy (70) years; or
             (e) The effective date of a Change in Control of the Company.

        3.   Section 6.8 is amended to read as follows:

             6.8 TERMINATION OF DIRECTORSHIP. In the event a Participant ceases to be a Director for any reason other than death, Disability or retirement (as defined in Section 6.7(d)), all Shares of Restricted Stock not vested as of the effective date of termination shall be forfeited and shall revert back to the Company (with no further vesting to occur). In the event a Participant ceases to be a Director by reason of death, Disability or retirement, all Shares of Restricted Stock granted under the Plan shall immediately vest one hundred percent (100%).

        4. The second sentence of Section 7.5 is amended to read as follows:

             Regardless of the vesting schedule set forth above, all Options held by a Participant shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

             (a) The completion of the vesting schedule set forth above;
             (b)  The death of the Participant;
             (c)  The Disability of the Participant;
             (d) The retirement of the Participant from service on the Board prior to death or Disability and after attaining the age of seventy (70) years; or
             (e) The effective date of a Change in Control of the Company.

        5.   Section 7.6 of the Plan is amended to read as follows:

             7.6 TERMINATION OF DIRECTORSHIP. In the event a Participant ceases to be a Director for any reason other than death, Disability or retirement (as defined in Section 7.5(d)), all Options not vested as of the effective date of termination shall be forfeited and shall revert back to the Company (with no further vesting to occur). All Options which are vested as of such date shall remain exercisable for six (6) months following the date the Director's service on the Board terminates, or until their expiration date, whichever period is shorter.

             In the event a Participant dies, incurs a Disability or ceases service on the Board due to retirement, prior to termination of any of his Options without having fully exercised such Option, the Participant, or his legal representative, beneficiary, heir or legatee, shall have the right to exercise such unexercised Option during its term within a period of one year after the date of such termination due to death, Disability or retirement, or during such other period and subject to such terms as may be determined by the Board. Options which vest pursuant to a Change in Control shall remain exercisable throughout their entire term.



                                      NISOURCE INC.


                                      By:  /s/Mark D. Wyckoff
                                         -------------------------------
                                      Mark D. Wyckoff
                                      Vice President, Human Resources

                           LIMITATION OF LIABILITY

   Neither the Company, nor any of its agents (including the Company if it is acting as such) in administering the Plan shall be liable for any act done in good faith or for the good faith omission to act in connection with the Plan. However, nothing contained herein shall affect a Participant's right to bring a cause of action based on alleged violations of federal securities laws.

                               USE OF PROCEEDS

   Any net proceeds that the Company realizes from the issuance of its Common Shares in connection with awards under the Plan will be used for general corporate purposes.

                            PLAN OF DISTRIBUTION

   The Common Shares being offered hereby are offered pursuant to the Plan, the terms of which provide for the issuance of Common Shares following satisfaction of the applicable vesting, exercise and/or lapse of restrictions schedules applicable to stock options and restricted stock awards granted under the Plan.

                        DESCRIPTION OF COMMON SHARES

   The Company's certificate of incorporation authorizes the issuance of 400,000,000 Common Shares. The description of the Common Shares is incorporated by reference into this Prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of this description.

                                   EXPERTS

   The consolidated financial statements and schedules of NiSource incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The consolidated financial statements of Columbia incorporated in this document by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                LEGAL MATTERS

   Certain legal matters in connection with the Company's Common Shares offered hereby have been passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses in connection with the offering are as follows:

        Registration fee under the Securities Act  . . . . . . . $     0*
        Legal fees and expenses  . . . . . . . . . . . . . . . . $15,000
        Accounting fees and expenses . . . . . . . . . . . . .   $ 5,000
        Miscellaneous  . . . . . . . . . . . . . . . . . . .     $15,000
                                                                 -------
                       Total . . . . . . . . . . . . . . . . . . $35,000

        * Registration fee was previously paid in connection with the filing by the Registrants of the Registration Statement on Form S-4 (File No. 333-33896).

   ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Delaware General Corporation Law permits a corporation to indemnify any person who is a party or is threatened to be made a party to any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving as such with respect to another corporation at the request of the corporation, if that person acted in good faith, in the case of conduct in his or her official capacity, that person reasonably believed his or her conduct to be in the best interests of the corporation, or in the case of all other conduct, that person reasonably believed his or her conduct was not opposed to the best interests of the corporation, and with respect to any criminal action, that person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her actions were unlawful.

        A corporation must indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, because he or she is or was a director or officer or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, if the person has been wholly successful in defense of the proceeding on the merits or otherwise. A corporation may advance expenses, including attorneys' fees, to any director or officer who is a party to a proceeding in advance of final disposition of the proceeding if the director or officer furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the director did not meet the required standard of conduct. Amounts to be indemnified include judgments, penalties, fines, settlements and reasonable expenses that were actually incurred by the person. However, if the proceeding was by or in the right of the corporation, the person will be indemnified only against reasonable expenses incurred and indemnification will not be provided if the individual is adjudged liable to the corporation in the proceeding.

        The Company's certificate of incorporation permits the Company to indemnify directors, officers, employees and agents of the corporation and its wholly-owned subsidiaries to the fullest extent permitted by law.

        As authorized under the Company's By-Laws and the Delaware General Corporation Law, the Company and its subsidiaries maintain insurance that insures directors and officers for acts committed in their capacities as such directors or officers that are determined to be not indemnifiable under the Company's indemnity provisions.

        Section 6.10 of the Agreement and Plan of Merger dated as of February 27, 2000, as amended and restated as of March 31, 2000, among Columbia Energy Group, NiSource Inc., New NiSource Inc., Parent Acquisition Corp., Company Acquisition Corp. and NiSource Finance Corp. (the "Merger Agreement") provides for indemnification by the Company under certain circumstances of the directors and officers of Columbia. Additionally, the Merger Agreement provides that the Company will maintain Columbia's existing officers' and directors' insurance policies or provide substantially similar insurance coverage for at least six years.

   ITEM 16.  EXHIBITS.

        The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

   ITEM 17.  UNDERTAKINGS.

        The Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrillville, State of Indiana, on October 27, 2000.

                                      NEW NISOURCE INC.
                                      (Registrant)


                                 By:   /s/ Gary L. Neale
                                     ---------------------------------
                                      Gary L. Neale
                                      Chairman, President and
                                      Chief Executive Officer

                              POWER OF ATTORNEY

        Each director and officer of the Registrant whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of such person and to file any amendments to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in this registration statement as the agent for service deems appropriate, and any subsequent registration statement for the same offering that may be filed under Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                Title                    Date
    ---------                -----                    ----

    /s/  Gary L. Neale       Chairman, President and  October 27, 2000
    -----------------------  Chief Executive Officer
    Gary L. Neale            (Principal Executive
                             Officer)


    /s/  Stephen P. Adik     Vice President and       October 27, 2000
    -----------------------  Director (Principal
    Stephen P. Adik          Financial and
                             Accounting Officer)

                                 SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, NiSource Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrillville, State of Indiana, on October 27, 2000.

                                      NISOURCE INC.
                                      (Registrant)


                                 By:  /s/ Gary L. Neale
                                      --------------------------------
                                      Gary L. Neale
                                      Chairman, President and
                                      Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                  Title                   Date
    ---------                  -----                   ----

    /s/ Gary L. Neale          Chairman, President     October 27, 2000
    -----------------------    and Chief Executive
    Gary L. Neale              Officer (Principal
                               Executive Officer)



    /s/ Stephen P. Adik        Senior Executive Vice   October 27, 2000
    -----------------------    President, Chief
    Stephen P. Adik            Financial Officer
                               and Treasurer
                               (Principal Accounting
                               Officer



    /s/ Steven C. Beering*     Director                October 27, 2000
    -------------------------
    Steven C. Beering

    /s/ Arthur J. Decio*       Director                October 27, 2000
    -------------------------
    Arthur J. Decio



    /s/ Dennis E. Foster*      Director                October 27, 2000
    -------------------------
    Dennis E. Foster



    /s/ James T. Morris*       Director                October 27, 2000
    -------------------------
    James T. Morris



    /s/ Ian M. Rolland*        Director                October 27, 2000
    -------------------------
    Ian M. Rolland



    /s/ John W. Thompson*      Director                October 27, 2000
    -------------------------
    John W. Thompson



    /s/ Robert J. Welsh*       Director                October 27, 2000
    -------------------------
    Robert J. Welsh



    /s/ Carolyn Y. Woo*        Director                October 27, 2000
    -------------------------
    Carolyn Y. Woo



    /s/ Roger A. Young*        Director                October 27, 2000
    -------------------------
    Roger A. Young



   *By:  /s/ Stephen P. Adik
        ------------------------
        Stephen P. Adik
        Attorney-in-Fact

                              INDEX TO EXHIBITS

   EXHIBIT
   NUMBER         DESCRIPTION
   -------        -----------

   2* Agreement and Plan of Merger dated as of February 27, 2000, as amended and restated as of March 31, 2000, among Columbia Energy Group, NiSource Inc., New NiSource Inc., Parent Acquisition Corp., Company Acquisition Corp. and NiSource Finance Corp. (incorporated by reference to Annex I of the Joint Proxy Statement / Prospectus contained in the Company's Registration Statement on Form S-4/A (File No. 333-33896), filed with the Commission on April 24, 2000).

   4.1 NiSource Inc. Nonemployee Director Stock Incentive Plan (included as part of Form S-3 prospectus set forth herein).

   4.2**          Rights Agreement between New NiSource Inc. and
                  ChaseMellon Shareholder Services, L.L.C., as rights agent dated ______, 2000.

   5              Opinion of Schiff Hardin & Waite.

   23.1           Consent of Arthur Andersen LLP.

   23.2           Consent of Arthur Andersen LLP

   23.3 Consent of Schiff Hardin & Waite (included in its opinion filed as Exhibit 5).

   24.1 Power of Attorney for New NiSource Inc. (included on signature page).

   24.2           Power of Attorney for NiSource Inc.

   __________

   * Incorporated by reference.
   ** To be filed by amendment.